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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Member
TransMontaigne GP L.L.C.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-125209 and 333-148280) on Form S-8 and registration statement (No. 333-142108) on Form S-3 of TransMontaigne Partners L.P. of our reports dated March 9, 2009, relating to the consolidated balance sheets of TransMontaigne Partners L.P. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, partners' equity and comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2008, and the related financial statement schedule (Exhibit 99.1), and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Form 10-K of TransMontaigne Partners L.P.

/s/ KPMG LLP

Denver, Colorado
March 9, 2009

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Consent of Independent Registered Public Accounting Firm